EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made as of August 15, 1996, between UNIVERSITY ONLINE, INC., a corporation organized and existing under the laws of the State of Delaware ("UOL") and LEONARD P. KURTZMAN ("Kurtzman").

         WHEREAS, UOL desires to employ Kurtzman and Kurtzman desires to accept such employment on the terms and conditions hereinafter set forth; and

         WHEREAS, the parties hereby acknowledge that the goodwill, continued patronage, names, addresses and specific business requirements of UOL's clients and customers, and the designs, procedures, systems, strategies, business methods and know-how of UOL, having been acquired through UOL's efforts and the expenditure of considerable time and money, are among the principal assets of UOL; and

         WHEREAS, the parties hereby acknowledge that as a result of the position(s) in which Kurtzman is and will be employed, Kurtzman has developed and will continue to develop special skills and knowledge peculiar to UOL's business, whereby he has become and will continue to become, through his employment with UOL, acquainted with the identities of the clients and customers of UOL, and has acquired and will continue to acquire access to the techniques of UOL in carrying on its business, as well as other confidential and proprietary information; and

         WHEREAS, the parties hereto acknowledge that the Covenants set forth in
Section 8 of this Agreement are necessary for the reasonable and proper protection of UOL's confidential and proprietary information (as defined herein), customer relationships, and the goodwill of UOL's business, and that such Covenants constitute a material portion of the consideration for Kurtzman's employment hereunder.

         NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Term. UOL agrees to employ Kurtzman, and Kurtzman agrees to be employed, as Vice President and Chief Financial Officer of UOL, or in such other management position as the Board of Directors may from time to time assign, for a term of approximately two (2) years commencing August 15, 1996 and ending August 31, 1998 (the "Initial Term"), unless such employment is sooner terminated as provided herein.

         2. Renewal Terms. Unless either party provides written notice to the other of its/his intention not to renew this Agreement at least sixty (60) days prior to the expiration of the

Initial Term (or then-current renewal term hereof), this Agreement shall be automatically renewed for consecutive additional one (1) year renewal terms, subject to the termination provisions set forth in Section 7 hereof.

         3. Compensation. In consideration of Kurtzman's services as Vice President and Chief Financial Officer (or any other capacity in which Kurtzman may be employed by UOL), UOL shall, beginning with the pay period commencing September 1, 1996, pay Kurtzman a minimum annual base salary of One Hundred
Fifty Thousand Dollars ($150,000.00) per annum, payable in equal monthly installments in accordance with UOL's normal payroll practices, plus an annual performance bonus of up to fifty percent (50%) of Kurtzman's base salary in an amount to be determined by the Board of Directors of UOL in its sole discretion, based upon the achievement of specified goals to be established by the Board during the term hereof. Kurtzman's total compensation shall be reviewed by the Board of Directors of UOL on an annual basis during the term hereof (including renewal terms) and may be increased as UOL deems appropriate in its sole discretion. In addition, Kurtzman shall receive an allowance of up to Eighteen Thousand Dollars ($18,000.00) to cover moving expenses and other costs of transition to his new position with UOL and shall be paid ___________________ ($ ) for his performance hereunder on a part-time basis during the period August 15-31, 1996.

         4. Employee Benefits; Vacation. During the term of this Agreement, Kurtzman shall be eligible to receive and/or participate in all employee benefits that are offered by UOL to its executive employees, including, without limitation, UOL's contributory (80% paid by UOL and 20% paid by employee) major medical, dental and life insurance plan, and coverage under UOL's long term disability plan (100% paid by employee). During the term hereof, Kurtzman shall be entitled to receive thirteen (13) hours of paid vacation for each month of completed service (i.e., four weeks per calendar year) during the term hereof. No more than forty hours (i.e., five (5) days) of accrued but unused vacation may be carried over by Kurtzman from one calendar year to the next during the term hereof without prior written approval of UOL. Kurtzman shall also be eligible for a maximum of ten (10) days of paid sick leave per calendar year during the term of this Agreement.

         5. Reimbursement of Expenses. Kurtzman is authorized to incur reasonable expenses in connection with the business of UOL including expenses for travel and similar items. UOL will reimburse Kurtzman for all such reasonable expenses upon itemized account of expenditures.

         6. Illness or Disability. Kurtzman shall receive full compensation for any period of illness or disability during the term of this Agreement until such time as he receives benefits under the long term disability insurance coverage referred to in





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



paragraph 4, supra; provided, however, that such interim period of compensation for illness or disability shall not exceed _____________ ( ) months. Notwithstanding the foregoing, UOL shall have the right to terminate this Agreement without further obligation to Kurtzman if such illness or disability shall be of such a character as totally to disable Kurtzman from rendering any services to UOL for a period of more than six (6) consecutive months on giving at least thirty (30) days' written notice of intention to do so.

         7. Termination of Employment. Kurtzman's employment hereunder is employment at will, and either UOL or Kurtzman may terminate this Agreement and Kurtzman's employment at any time, with or without cause. For purposes of this Agreement, notice of intent not to renew this Agreement given by UOL to Kurtzman shall not be deemed a termination hereof.

                  a. Severance Benefit Payable. If Kurtzman terminates this Agreement for Good Reason (as defined below), or if UOL terminates the Agreement other than (i) for Cause (defined below) or (ii) due to Kurtzman's Disability as described in Section 6 hereof, Kurtzman shall be entitled to receive, as his exclusive remedy for such termination, the severance benefit set forth in subsection 7d hereof (the "Severance Benefit"). Such Severance Benefit shall be payable to Kurtzman in equal monthly installments consistent with UOL's standard payroll practices, the first of such installments to be due within thirty (30) days after termination hereof. In order, however, to invoke termination for "Good Reason" hereunder, Kurtzman must communicate such termination in advance and by written notice UOL, which written notice (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Kurtzman's employment under the provision so indicated and (iii) specifies the termination date (which date shall not be more than thirty (30) days after the giving of such notice).

                  b. Good Reason. For purposes of this Agreement, "Good Reason" shall mean any material change in Kurtzman's duties, titles, authority or position with UOL as a result of a Change of Control of UOL (as defined below), excluding any isolated, unsubstantial or inadvertent action not taken in bad faith and which is remedied by UOL promptly after receipt of notice thereof given by Kurtzman; provided, however, that no severance benefit shall be payable to Kurtzman based upon a termination of this Agreement for Good Reason unless such termination is properly noticed and takes effect within thirty (30) days after the occurrence of such Good Reason. As used in this Agreement, the term "Change of Control" shall mean:

                  The  acquisition  by  any  individual,   entity  or  group  of
         individuals or entities of direct or indirect ownership of more than fifty percent (50%) of either (i) the then





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



         outstanding shares of common stock of UOL or (ii) the combined voting power of the then outstanding voting securities of UOL entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition by UOL, (ii) any acquisition by any corporation controlled by UOL or (iii) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i) or (ii) of subsection (c) of this Section 7 are satisfied; or

                  Approval by the shareholders of UOL of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of common stock of UOL or the outstanding voting securities of UOL prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding shares of common stock of UOL or the outstanding voting securities of UOL, as the case may be, and (ii) no individual, entity or group of individuals or entities (excluding UOL or such corporation resulting from such reorganization, merger or consolidation and any individual, entity or group of individuals or entities beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, more than thirty percent (30%) of the outstanding shares of common stock or outstanding voting securities of UOL, as the case may
         be) beneficially owns, directly or indirectly, more than thirty percent (30%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors; or

                  Approval by the shareholders of UOL of (i) a complete liquidation or dissolution of UOL or (ii) the sale or other disposition of all or substantially all of the assets of UOL other than to a corporation, with respect to which following such sale or other disposition, (A) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such




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



         corporation entitled to vote generally in the election of directors is then beneficially owned, directed or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of common stock and outstanding voting securities of UOL immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding shares of common stock and outstanding voting securities of UOL, as the case may be, and (B) no individual, entity or group of individuals or entities (excluding UOL or such corporation and any individual, entity or group of individuals or entities beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, more than thirty percent (30%) of the outstanding shares of common stock or outstanding voting securities of UOL, as the case may be) beneficially owns, directly or indirectly, more than thirty percent (30%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors.

                  c. Cause. For purposes of this Agreement, "Cause" shall mean mismanagement, drug or alcohol abuse, conviction of a felony or crime involving moral turpitude, a material breach of this Agreement, or any willful or grossly negligent act or omission by Kurtzman having a material adverse effect on UOL, as determined by no less than a majority of the Board of Directors.

                  d. Amount of Severance Benefit. The amount of the Severance Benefit shall equal six (6) months of Kurtzman's Base Salary, less applicable withholdings for taxes.

         8.       Restrictive Covenants.

                  a. Noncompetition. Kurtzman agrees that during, and for a period of two (2) years after, the later of termination or expiration of this Agreement and his employment with UOL, he will not, directly or indirectly, on his own behalf or on behalf of any other individual or entity:

                  (1)      become  an  officer,   employee,   director,   agent,
                           representative, member, associate or consultant of a corporation, partnership, firm or other entity, or

                  (2) have, directly or indirectly, a proprietary interest in any business, firm, partnership, or other entity, or act as contractor, or

                  (3)      own,   directly  or   indirectly,   any  stock  in  a
                           corporation





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




                           that engages in any business which is the same as or similar to that in which UOL is engaged or shall be engaged upon the termination of Kurtzman's employment with UOL, or renders any services that are the same as or similar to those services currently provided by UOL, or which UOL is providing as of the date of termination of Kurtzman's employment with UOL, and shall not in any other manner, directly or indirectly, compete to any extent with such business of UOL. Notwithstanding the foregoing, Kurtzman shall not be bound by the terms of this subsection 8a if the Agreement is terminated by UOL and such termination is without Cause as defined herein.

                  b. Nonsolicitation. During Kurtzman's employment with UOL, and for the two (2) year period of time described in Section 8a hereof, Kurtzman agrees not to solicit or conduct business with any client or customer of UOL (past or present), whether or not UOL is doing work for such client or customer as of the date of termination of Kurtzman's employment with UOL, as well as any prospective client or customer of UOL, or to contact, solicit, interfere with or attempt to entice in any form, fashion or manner any employee of UOL for the purpose of inducing that employee to terminate his/her employment with UOL or act in any way that would be contrary to the best interests of UOL.

                  c. Nondisclosure. During and after Kurtzman's employment with UOL, Kurtzman agrees not to disclose, or to knowingly allow any other employee to disclose, to any other person or business entity, or use for personal profit or gain, any confidential or proprietary information of UOL, regardless of whether the same shall be or may have been originated, discovered or invented by Kurtzman or by Kurtzman in conjunction with others. For purposes of this Agreement, the term "confidential or proprietary information" shall include, without limitation: the names, addresses and telephone numbers of past, present and prospective clients or customers of UOL, as well as products, designs, business plans, proposed business development, marketing strategies, customers requirements, contractual provisions, employee capabilities, proposed marketing initiatives, pricing methods, company earnings, computer software and reporting systems; and the procedures, systems and business methods of UOL.

                  d. Geographic Scope of Restrictive Covenants. The geographic area in which Kurtzman shall not engage in any of the prohibited activities listed in subsections 8a and 8b hereof shall be limited to: (a) the continental United States; (b) the State of California; (c) the State of Texas;
(d) the State of Virginia; (e) all other states in which UOL has customers or otherwise conducts business; (f) the area within a 50 mile radius of UOL's place of business in Falls Church, Virginia; and (g) the area within a 50 mile radius of Waxahachie, Texas.

                  e. Additional Consideration. As additional consideration for Kurtzman's agreement to be bound by the terms of this Section 8, Kurtzman shall receive from UOL a lump sum payment of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) (the "Additional Consideration"). Kurtzman hereby acknowledges that he would not be entitled to receive the Additional Consideration but for his agreement to be bound by the provisions of this Section 8.

         9. Remedies for Breach. Kurtzman hereby acknowledges and agrees that a violation of any of the covenants set forth in Section 8 hereof (the "Covenants") would result in immediate and irreparable harm to UOL, and that UOL's remedies at law, including, without limitation, the award of money damages, would be inadequate relief to UOL for any such violation. Therefore, any violation or threatened violation by Kurtzman of the Covenants shall give UOL the right to enforce such Covenants through specific performance, temporary restraining order, preliminary or permanent injunction, and other equitable relief. Such remedies shall be cumulative and in addition to any other remedies UOL may have, at law or in equity.

         10. Notice of Subsequent Employment; Etc. Kurtzman agrees that he shall, during the two (2) year period following the termination of his employment with UOL, give reasonable written notice to UOL of the names and addresses of each person, firm, corporation or other entity by whom he is employed or for whom he acts as director, agent, representative, member, associate or consultant. Kurtzman further agrees that if at any time during such two (2) year period he conducts business on his own account, or through a proprietary interest in any business, firm, partnership or other entity, or as contractor, or owns any stock in a corporation, Kurtzman shall give written notice to UOL of the name, address and nature of any such business.

         11.      Return of UOL Property; Assignment of Inventions.

                  a. Return of Property. Upon the termination of Kurtzman's employment with UOL for any reason, Kurtzman shall leave with or return to UOL all personal property belonging to UOL ("UOL Property") that is in Kurtzman's possession or control as of the date of such termination of employment, including, without limitation, all records, papers, drawings, notebooks, specifications, marketing materials, software, reports, proposals, equipment, or any other device, document or possession, however obtained, whether or not such UOL Property contains confidential or proprietary information of UOL as described in Section 8c hereof.

                  b. Assignment of Inventions. If at any time or times during Kurtzman's employment, Kurtzman shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that (a) relates to the business of UOL or any of the products or services being developed, manufactured or sold by UOL or that may be used in relation therewith, (b) results from tasks assigned him by UOL or (c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by UOL, such Developments and the benefits thereof shall immediately become the sole and absolute property of UOL and its assigns, and Kurtzman shall promptly disclose to UOL (or any persons designated by it) each such Development and hereby assigns any rights Kurtzman may have or acquire in the Developments and benefits and/or rights resulting therefrom to UOL and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to UOL.

                  Upon disclosure of each Development to UOL, Kurtzman will, during his employment and at any time thereafter, at the request and expense of UOL, sign, execute, make and do all such deeds, documents, acts and things as UOL and its duly authorized agents may reasonably require:

                           (i) to apply for, obtain and vest in the name of UOL alone (unless UOL otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

                           (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

               In the event UOL is unable, after reasonable effort, to secure Kurtzman's signature on any letters patent, copyright or other analogous protection relating to a Development, whether because of Kurtzman's physical or mental incapacity or for any other reason, Kurtzman hereby irrevocably designates and appoints UOL and its duly authorized officers and agents as Kurtzman's agents and attorneys-in-fact, to act for and in behalf of Kurtzman and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Kurtzman.

                  12. Survival. The provisions of Sections 8, 9, 10 and 11 hereof shall survive the termination of this Agreement, regardless of the manner or cause of such termination.






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


               13. Effect of Agreement. This Agreement sets forth the final and complete Agreement of the parties. It shall not be assigned by Kurtzman and may not be modified except by way of a writing executed by both parties. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their successors and assigns.

                  14. Governing Law. The provisions of this Agreement and any disputes arising hereunder shall be governed by and construed in accordance with the laws of the State of Virginia.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their seals affixed hereto as of the day and year first above written.

                                              UNIVERSITY ONLINE, INC.


                                              By: ______________________________
Corporate Seal                                Name:_____________________________
                                              Title:____________________________

Attest: ____________________
                  Secretary




                                              ____________________________(SEAL)
                                                Leonard P. Kurtzman






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